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                                                                    Exhibit 24

                            Directors and Officers

                              POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Amway Asia Pacific Ltd., a Bermuda corporation (the "Company"), hereby constitutes and appoints Craig N. Meurlin, Robert A. Yolles, Thomas C. Daniels and Robert J. Bush, and each of them, his true and lawful attorney or attorneys-in-fact, with full power of substitution and resubstitution, for him and in his name, place, and stead, to sign on his behalf as a director or officer, or both, as the case may be, of the Company a Registration Statement on Form S-8 pursuant to the Securities Act of 1933 with respect to the common stock, par value $0.01 per share, of the Company to be offered in connection with Amway Corporation's 401(k) Plan, and to sign any and all amendments or post-effective amendments to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory authority, granting unto said attorney or attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing they deem necessary, advisable or appropriate in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 15th day of January 1997.

/s/ Richard M. DeVos, Jr.                        /s/ Lawrence M. Call
--------------------------------                 ------------------------------
Richard M. DeVos, Jr.                            Lawrence M. Call
President, Director                              Chief Financial Officer, Vice
                                                 President and Treasurer

/s/ Stephen A. Van Andel                         /s/ Eoghan M. McMillan
--------------------------------                 ------------------------------
Stephen A. Van Andel                             Eoghan M. McMillan
Director                                         Director

/s/ Jack C.K. So                                 /s/ John C.C. Chan
--------------------------------                 ------------------------------
Jack C.K. So                                     John C.C. Chan
Director                                         Director

/s/ James B. Payne                               /s/ Eva Cheng
--------------------------------                 ------------------------------
James B. Payne                                   Eva Cheng
Director                                         Director

/s/ L.H. Choong
--------------------------------
L.H. Choong
Director